LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	The
undersigned, as an officer or Director of Nastech Pharmaceutical Company Inc. (the "Company")hereby constitutes and appoints Gregory L. Weaver and Helena M. Messina, and each of them, the undersigned's true and lawful attorney-in-fact,and agent to complete and execute such Forms 144, Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and to do all the acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions insecurities issued by the Company unless earler revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

This Limited
Power of Attorney is executed at 3:00 p.m., as of the date set forth below.





Devin N. Wenig

_____________________________
					Signature



DEVIN N. WENIG
                                 ______________________
	                             Print Name


Dated 11/19/02


Witness:

Susan Albano
_______________

Dated:
11/19/02